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                                                                    EXHIBIT 5(a)


                           CURTO BARTON & ALESI, P.C.
                            One Huntington Quadrangle
                               Melville, NY 11747
                                  (516-293-1300
                                 (516) 293-1380







                                                                October 22, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Napco Security Systems, Inc.
               Registration Statement on Form S-8

Ladies and Gentlemen:

          We are attorneys-at-law duly licensed to practice law in the State of New York and counsel to Napco Security Systems, Inc. (the "Company"). We have acted as legal counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") covering the 814,733 shares of common stock, $0.01 par value (the "Common Stock"), and associated stock options of the Company pursuant to its 1992 Incentive Stock Compensation Plan, as amended (the "Plan") and the preparation of the prospectus related to the Registration Statement to be delivered to participants in the Plan (the "Prospectus").

          As such counsel, we have examined the Registration Statement, the Prospectus, the Plan, the Company's definitive Proxy Statement for the 1996 Annual Meeting of Stockholders, and such other documents, and have obtained such certificates and assurances from public officials and from officers and representatives of the Company, as we have deemed necessary for the purpose of rendering this opinion. We have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies.

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Securities and Exchange Commission
October 22, 1996
Page 2

          We have also examined the proceedings heretofore taken, and we are familiar with the proceedings proposed to be taken by the Company in connection with the authorization, reservation, issuance and sale of the shares of Common Stock and, in reliance thereon, we assume for purposes of this opinion that the Company will not grant any award under the Plan pursuant to which shares of Common Stock could be issued for consideration that is not adequate in form or amount to support the issuance of fully paid stock under applicable state law.

         Based upon the foregoing and in reliance thereon, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to awards granted under the Plan will, when issued and paid for in accordance with the Plan and any agreements pursuant to which such shares are issued, be validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our firm's name under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                              Very truly yours,

                                   CURTO BARTON & ALESI, P.C.


                                   By:/s/ Anthony B. Barton, V.P.
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